CONFIRMING STATEMENT

      This Statement confirms that the undersigned, Lawrence Mayer, has authorized and designated Scott T. Jackson and Fred M. Powell,  signing singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Celator Pharmaceuticals, Inc.  The authority of each of the attorneys-in-fact under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of Celator Pharmaceuticals, Inc., unless earlier revoked in writing.  The undersigned acknowledges that none of the aforementioned attorneys-in-fact is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date:    06/05/2013                                        Lawrence Mayer
(Name of Stockholder)

By: /s/ Lawrence Mayer
      Signature

President and Chief Scientific Officer
(Name and Title of Signatory)

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DM3\2561825.1

DM3\2561825.1